SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             _______________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 28, 1999


                                COLUMBIA BANCORP
               (Exact Name of Registrant as Specified in Charter)





         Maryland                      0-23402                    52-1545782
       (State or Other          (Commission File Number)        (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)



             10480 Little Patuxent Parkway, Columbia, Maryland 21044
                  (Address of Principal Executive Offices) (ZIP Code)





        Registrant's telephone number, including area code (410) 465-4800



          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.       Other Events.

     On September 28, 1999, Columbia Bancorp ("Columbia Bancorp") entered into a Plan and Agreement to Merge (the "Agreement") with Suburban Bancshares, Inc., a Delaware corporation ("Suburban Bancshares"), which provides for Suburban
Bancshares to merge with and into Columbia Bancorp (the "Merger") in a pooling-of-interests transaction. Upon completion of the Merger, Suburban Bank of Maryland, a wholly-owned subsidiary of Suburban Bancshares, will merge into The Columbia Bank, a wholly-owned subsidiary of Columbia Bancorp, with The Columbia Bank the surviving entity. The Merger is conditioned upon, among other things, the approvals of stockholders of Columbia Bancorp and of Suburban Bancshares and receipt of certain bank regulatory approvals. The Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

     Under the Agreement, each of the issued and outstanding shares of Suburban Bancshares common stock will be converted into shares of Columbia Bancorp common stock. In addition, all Suburban Bancshares stock options will be exchanged for options to purchase shares of Columbia Bancorp common stock.

     The actual number of shares of Columbia Bancorp common stock to be issued in the Merger to the holders of Suburban Bancshares common stock will be based on the number of shares of Suburban Bancshares common stock outstanding immediately prior to the effective date multiplied by a conversion ratio of
0.2196. The conversion ratio may be increased to the extent necessary to cause the average market value of shares of Columbia Bancorp common stock received for each share of Suburban Bancshares common stock to be $3.00 per share, however the conversion ratio may not be increased above 0.2338.

     In connection with the execution of the Agreement, Suburban Bancshares granted to Columbia Bancorp an option (the "Suburban Option") to purchase up to 2,807,668 shares of Suburban Bancshares common stock at an exercise price of $2.313 per share upon the occurrence of certain events, including but not limited to a change in control of Suburban Bancshares or the acquisition by a third party of 15% of the voting power of Suburban Bancshares common stock, prior to the effective date of the Merger or the termination of the Agreement. In addition, Columbia Bancorp granted to Suburban Bancshares an option (the "Columbia Option") to purchase up to 497,140 shares of Columbia Bancorp common stock at an exercise price of $13.063 per share upon the occurrence of certain events, including but not limited to a change in control of Columbia Bancorp or the acquisition by a third party of 15% of the voting power of Columbia Bancorp common stock, prior to the effective date of the Merger or the termination of the Agreement.

     The foregoing descriptions of the Agreement, the Suburban Option and the Columbia Option, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the Agreement, attached as an exhibit hereto, and the Suburban Option and the Columbia Option, attached as appendices to the Agreement and filed herewith. A press release

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issued by the Company on  September  28, 1999  announcing  the  execution of the
Agreement is also attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) and (b) Not Applicable

          (c) Exhibits. The following exhibits are filed with this report:

          2.1 Plan and Agreement to Merge, dated September 28, 1999, among Columbia Bancorp and Suburban Bancshares, Inc.

          3.3 Amended and Restated By-Laws of Columbia Bancorp, restated as of September 27, 1999.

          99.1 Press Release, dated September 28, 1999 of Columbia Bancorp, filed herewith.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COLUMBIA BANCORP



                                       By: /s/ John Scaldara
                                              ------------------------------
                                               John Scaldara
                                               Executive Vice President
                                               and Chief Financial Officer


Date:September 29, 1999

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                                  EXHIBIT INDEX


Exhibit  Description                                                    Page No.

2.1 Plan and Agreement to Merge, dated September 28, 1999, among Columbia Bancorp and Suburban Bancshares, Inc.

3.3 Amended and Restated By-Laws of Columbia Bancorp, restated as of September 27, 1999.

99.1     Press Release, dated September 28, 1999 of Columbia Bancorp.


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